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                                                                       EXHIBIT 8

                                      DUANE MORRIS    FIRM AND AFFILIATE OFFICES

                                                      NEW YORK
                                                      LONDON
                                                      CHICAGO
                                                      HOUSTON
                                                      PHILADELPHIA
                                                      SAN FRANCISCO
                                                      BOSTON
                                                      WASHINGTON, DC
                                                      ATLANTA
                                                      MIAMI
                                                      NEWARK
                                                      ALLENTOWN
                                                      WILMINGTON
                                                      CHERRY HILL
                                                      HARRISBURG
                                                      BANGOR
                                                      PRINCETON
                                                      PALM BEACH
                                                      WESTCHESTER

May 6, 2003


Board of Directors
Inland Western Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Ladies and Gentlemen:

     You have requested our opinions with respect to all material Federal income tax matters in connection with the proposed offering (the "Offering") of 270,000,000 shares of common stock (the "Shares") of Inland Western Retail Real Estate Trust, Inc. a Maryland corporation (the "Company"), as a more fully described in the registration statement on Form S-11, (the "Registration Statement"), and the prospectus included therein ("the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission on May 7, 2003. All terms used herein have the respective meanings set forth in the Prospectus.

     We have acted as counsel to the Company with respect to the Offering of its shares of common stock (the "Shares"). This letter is for delivery in connection with the proposed Offering of Shares made by the Prospectus and is intended to confirm as of the date hereof certain opinions described in the "Federal Income Tax Considerations" section of the Prospectus. This letter and the opinions expressed or confirmed herein are for delivery to the Company and may be relied upon only by it and its Shareholders who acquire their Shares from the Company.

     In rendering our opinions, we have reviewed and relied upon the Registration Statement and exhibits to the Registration Statement, including the Charter and Bylaws, each as amended. In addition, we have relied upon the letter from the Company to this firm, dated May 6, 2003 representing the truth and accuracy of the representations attributed to it in the Prospectus, we have had discussions with executive personnel of the Company, and we have examined and relied upon such records, documents, certificates, instructions, resolutions, and other matters which, in our judgment, were necessary in order to enable us to render the opinions herein set forth.

DUANE MORRIS LLP
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ONE LIBERTY PLACE  PHILADELPHIA, PA 19103  PHONE 215.979.1000  FAX: 215.978.1020

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Inland Western Retail Real Estate Trust, Inc.
May 6, 2003
Page 2

     Based on the foregoing and in reliance thereon and subject thereto and on an analysis of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, judicial authority and current administrative rulings and such other laws and facts as we have deemed relevant and necessary, we hereby confirm our opinion that, commencing with the Company's initial taxable year that will end on December 31, 2003, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and that its method of operation through the date of this letter has enabled, and its proposed method of operation will enable, it to satisfy the requirements for qualification and taxation as a REIT. This opinion represents our legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court.

     The Company's qualification as a REIT will depend upon the continuing satisfaction by the Company of the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. We do not undertake to monitor whether the Company actually has satisfied or will satisfy the various REIT qualification tests.

     Furthermore, we hereby confirm to you that, in our opinion, insofar as they purport to describe provisions of United States Federal income tax law, the statements set forth under the caption "Federal Income Tax Considerations" in the Prospectus included in the Registration Statement is accurate in all material respects.

     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part and the reference to us under the caption "Federal Income Tax Considerations". In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Sincerely,

                                   /s/ DUANE MORRIS LLP
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                                   DUANE MORRIS LLP